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                                                                     Exhibit 4.9

Euro Tech Holdings Company Limited
Form 20-F
Fiscal year: December 31, 2001


                       EURO TECH HOLDINGS COMPANY LIMITED
                           18/F GEE CHANG HONG CENTRE
                             65 WONG CHUK HANG ROAD
                                    HONG KONG
                              TEL: (852) 2814 0311
                              FAX: (852) 2873 4887


June 27, 2002

Securities and Exchange Commission
Washington, DC

Arthur Andersen & Co has represented to the Board of Directors of Euro Tech Holdings Company Limited that its audit of the consolidated financial statements of Euro Tech Holdings Limited and Subsidiaries as of and for the year ended December 31, 2001 was subject to the firm's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Arthur Andersen & Co personnel working on the audit, availability of U.S. national office consultation and availability of personnel at foreign affiliates of Arthur Andersen & Co to conduct the relevant portions of the audit.



Yours faithfully,
EURO TECH HOLDINGS COMPANY LTD

/s/ T.C. Leung

T.C. Leung
Chairman